Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Sync2 Networks Corp, a Nevada corporation (the "Company"), on Form 10-Q for the three months ended December 31, 2010 as filed with the Securities and Exchange Commission (the "Report"), John Moore, Chief Executive Officer of the Company does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 28, 2012
                                      By: /s/ John Moore
                                          --------------------------------------
                                      Name: John Moore
                                      Title: President, Chief Executive Officer